UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2025

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 25, 2025, Phathom Pharmaceuticals, Inc. (“Phathom” or the “Company”) announced that results of additional analyses from its pivotal Phase 3 pHalcon-NERD-301 trial evaluating VOQUEZNA® (vonoprazan) tablets in patients with Non-Erosive Reflux Disease (“NERD”) have been published in the American Journal of Gastroenterology. The article, titled “Vonoprazan Improves Nocturnal Gastroesophageal Reflux Symptoms in Non-Erosive Reflux Disease”, underscores the significant burden of nighttime GERD symptoms and the potential role of VOQUEZNA in addressing this aspect of the disease.

Nighttime GERD symptoms are highly prevalent, affecting up to an estimated 80% of patients with GERD, and can be associated with impaired sleep, reduced work productivity, and increased risk of esophageal and respiratory complications. Despite lifestyle interventions and the widespread use of proton pump inhibitors (“PPIs”) and H2-receptor antagonists (“H2Ras”), many patients experience inadequate relief of nocturnal symptoms, which remain underrepresented in clinical research.

In the Phase 3 pHalcon-NERD-301 trial, 772 patients were randomized to VOQUEZNA 10 mg, 20 mg, or placebo for an initial 4-week period. Patients on VOQUEZNA continued blinded active treatment for a 20-week extension, while those on placebo were re-randomized to VOQUEZNA 10 mg or 20 mg for the extension phase.

Key findings include:

•

Percentage of Heartburn-Free Nights: At week 4, patients receiving VOQUEZNA 10 mg and 20 mg achieved mean percentages of heartburn-free nights of 59.9% and 56.4%, respectively, compared to 43.3% for placebo (nominal p<0.0001, exploratory analysis not adjusted for multiple comparisons). Median percentages of heartburn-free nights during the 4-week placebo-controlled treatment period were 70.4% for VOQUEZNA 10 mg, 71.0% for VOQUEZNA 20 mg, and 45.5% for placebo.

•

Onset of Effect: Separation from placebo was observed after the first dose, with 45.3% of VOQUEZNA 10 mg and 52.4% of VOQUEZNA 20 mg patients experiencing a heartburn-free night after the first dose vs. 32.1% on placebo.

•

Patient-Reported Outcomes: As measured by the validated Nocturnal Gastroesophageal Reflux Disease Symptom Severity and Impact Questionnaire (“N-GSSIQ”), treatment with VOQUEZNA was associated with improvements from baseline versus placebo in total N-GSSIQ score, and in the subscales of nocturnal symptom severity and concern about nocturnal GERD, but not on morning impact. Improvements with VOQUEZNA were sustained through the 20-week extension treatment period.

•

Durability: VOQUEZNA demonstrated sustained nocturnal symptom relief throughout the full treatment period, consistent with the 24-hour heartburn relief observed in the full pHalcon-NERD-301 trial. Median heartburn-free nights remained above 70% across all treatment groups through the 20-week active extension.

•

Generally Well Tolerated: VOQUEZNA was generally well tolerated in both phases of the trial. The most common adverse events (≤3%) in the 4-week period were nausea, abdominal pain, constipation, diarrhea, and urinary tract infection; in the 20-week extension, most common adverse events (≤5%) included upper respiratory tract infection, sinusitis, influenza, urinary tract infection, nasopharyngitis, nausea, and gastroenteritis.

Forward Looking Statements

This report contains forward-looking statements, including without limitation statements regarding: the potential clinical profile of VOQUEZNA; Phathom’s estimates as to the size of certain patient populations and unmet need in GERD; Phathom’s business strategy, goals, mission and vision; and Phathom’s other expectations, forecasts and predictions as to future performance, results and likelihood of success. These statements involve known and unknown risks, uncertainties and other important factors that may cause Phathom’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: the unmet need for new treatment options in GERD may not be as high as Phathom anticipates; Phathom’s estimates of the number of patients with GERD or subsets of such patients may not be accurate; the efficacy profile for VOQUEZNA in clinical practice may be different than the results discussed in this report; Phathom may encounter unexpected adverse side effects for VOQUEZNA in commercial use or future clinical development; Phathom may encounter setbacks in market acceptance for VOQUEZNA or commercialization that significantly impair Phathom’s business strategy or efforts to achieve its goals, mission or vision; and any of the foregoing or other factors may negatively impact Phathom’s ability to achieve its plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in Phathom’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: October 27, 2025	By:	/s/ Anne Marie Cook
Anne Marie Cook
Chief Legal Officer